UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

KKR & Co. L.P.
(Exact Name of Registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4200, New York, NY	10019
(Address of principal executive office)	(Zip Code)

(212) 750-8300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 3.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

On June 20, 2016, KKR & Co. L.P. (the “Partnership”) issued 6,200,000 6.50% Series B Preferred Units (the “Series B Preferred Units”) pursuant to a previously announced, underwritten public offering. In connection with the issuance of the Series B Preferred Units, the Partnership amended its Amended and Restated Limited Partnership Agreement on June 20, 2016 (the “Third Amended and Restated Limited Partnership Agreement”) to create and fix the rights, preferences and powers of the Series B Preferred Units. Also, in connection with the issuance of the Series B Preferred Units, on June 20, 2016, the limited partnership agreements of KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P. (collectively, the “KKR Group Partnerships”) were amended to provide for preferred units with economic terms designed to mirror those of the Series B Preferred Units.

When, as and if declared by the board of directors of KKR Management LLC, the Partnership’s general partner, distributions on the Series B Preferred Units will be payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2016, at a rate per annum equal to 6.50%. Distributions on the Series B Preferred Units are non-cumulative.

Unless distributions have been declared and paid or declared and set apart for payment on the Series B Preferred Units for a quarterly distribution period, during the remainder of that distribution period the Partnership may not declare or pay or set apart payment for distributions on any Junior Units (as defined in the Third Amended and Restated Limited Partnership Agreement) for the remainder of that distribution period and the Partnership may not repurchase any Junior Units. These restrictions are not applicable during the initial distribution period, which is the period from June 20, 2016, the original issue date, to but excluding September 15, 2016.

The Series B Preferred Units may be redeemed at the Partnership’s option, in whole or in part, at any time on or after September 15, 2021 at a price of $25.00 per Series B Preferred Unit, plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions. Holders of Series B Preferred Units will have no right to require the redemption of the Series B Preferred Units.

If a Change of Control Event (as defined in the Third Amended and Restated Limited Partnership Agreement) occurs prior to September 15, 2021, the Series B Preferred Units may be redeemed at the Partnership’s option, in whole but not in part, upon at least 30 days’ notice, within 60 days of the occurrence of such Change of Control Event, at a price of $25.25 per Series B Preferred Unit, plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions. If (i) a Change of Control Event occurs (whether before, on or after September 15, 2021) and (ii) the Partnership does not give notice prior to the 31st day following the Change of Control Event to redeem all the outstanding Series B Preferred Units, the distribution rate per annum on the Series B Preferred Units will increase by 5.00%, beginning on the 31st day following such Change of Control Event.

The description of the terms of the Series B Preferred Units in this Item 3.03 is qualified in its entirety by reference to the Third Amended and Restated Limited Partnership Agreement and the form of 6.50% Series B Preferred Unit Certificate, which are included as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The amendments to the limited partnership agreements of the KKR Group Partnerships are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Third Amended and Restated Limited Partnership Agreement of KKR & Co. L.P. dated June 20, 2016

4.1	Form of 6.50% Series B Preferred Unit Certificate

5.1	Opinion of Simpson Thacher & Bartlett LLP

8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters

10.1	Amendment No. 2 to Second Amended and Restated Limited Partnership Agreement of KKR Management Holdings L.P. dated June 20, 2016

10.2	Amendment to Second Amended and Restated Limited Partnership Agreement of KKR Fund Holdings L.P. dated June 20, 2016

10.3	Amendment to Amended and Restated Limited Partnership Agreement of KKR International Holdings L.P. dated June 20, 2016

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.

By:	KKR Management LLC, its general partner

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Chief Financial Officer

Date:  June 20, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated Limited Partnership Agreement of KKR & Co. L.P. dated June 20, 2016

4.1	Form of 6.50% Series B Preferred Unit Certificate

5.1	Opinion of Simpson Thacher & Bartlett LLP

8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters

10.1	Amendment No. 2 to Second Amended and Restated Limited Partnership Agreement of KKR Management Holdings L.P. dated June 20, 2016

10.2	Amendment to Second Amended and Restated Limited Partnership Agreement of KKR Fund Holdings L.P. dated June 20, 2016

10.3	Amendment to Amended and Restated Limited Partnership Agreement of KKR International Holdings L.P. dated June 20, 2016

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 8.1)